UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2012

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On its quarterly conference call with investors earlier today, SL Green Realty Corp. (the “Company”) announced, in a manner that complied with Regulation FD, that it is raising its earnings guidance of $4.45 to $4.55 of FFO per share for the year ending December 31, 2012 to $4.50 to $4.60 of FFO per share.

The following table reconciles estimated earnings per share (diluted) to FFO per share (diluted) for the year ending December 31, 2012.

	Year Ended December 31,
	2012	2012

Net income attributable to SL Green common stockholders	$1.01	$1.11
Add:
Depreciation and amortization	3.28	3.28
Discontinued operations depreciation adjustments	—	—
Unconsolidated joint ventures depreciation and noncontrolling interests adjustments	0.27	0.27
Net income attributable to noncontrolling interests	0.10	0.10
Less:
Gain (loss) on sale of discontinued operations	0.07	0.07
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	0.08	0.08
Depreciation and amortization on non-real estate assets	0.01	0.01
Funds from Operations	$4.50	$4.60

The information being furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: April 26, 2012